UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

WHITE ELECTRONIC DESIGNS CORPORATION
 (Exact name of registrant as specified in its charter)

Indiana	1-4817	35-0905052
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 437-1520

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: White Electronic Designs Corporation (the “Company”) hereby amends its Current Report on Form 8-K filed on October 1, 2008 (the “Initial Form 8-K”) by providing information not available at the time of filing of the Initial Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 1, 2008, the Company filed the Initial Form 8-K related to its decision to dispose of the Display Systems Division (“DSD”) approved by the Board of Directors on September 26, 2008. At the time of the filing of the Initial Form 8-K, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to this disposition. Pursuant to Item 2.05 of Form 8-K, the Company is now filing an amended Form 8-K to announce its determination of such estimates.

(b) At this time, the registrant’s estimate is that there will be no significant cost for each major type of cost associated with the disposal of the business.

(c) At this time, the registrant’s estimate is that there will be no significant cost to be incurred in connection with the disposal of this business. However, we are not able to estimate the income or loss on the operations until the date of disposal.

(d) The registrant’s estimate of charges that will result in future cash expenditures is the cash expenditures in the normal course of business until the date of disposal which cannot be estimated at this time.

Item 2.06 Material Impairments

With respect to the disposal discussed in Item 2.05 above, the Company does not expect to incur a material impairment charge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION

Date: December 2, 2008

By: /s/ Roger A. Derse
Roger A. Derse
Chief Financial Officer, Member of Office of the President